ON AHPC LETTERHEAD


                                                     January 4, 2000

William J. Murray
Madison, NJ

         We are pleased to extend to you additional rights under your severance agreement, dated February 10, 1998, (the "Severance Agreement") with American Home Products Corporation, a Delaware corporation ("AHP"), which, upon the signature of the parties below, is hereby amended as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Severance Agreement.

         For purposes of the Severance Agreement, in the event of any sale or other disposition of (i) greater than fifty percent (50%) of the equity securities of American Cyanamid Company, a subsidiary of AHP ("Cyanamid"), (ii) assets of Cyanamid having a value equal to more than 50% of the value of the assets of Cyanamid (as determined in good faith by AHP) or (ii) all or substantially all of the business unit in which you are employed (each of (i), (ii) and (iii) being referred to herein as a "Cyanamid Change in Control"), unless with your consent you continue as an employee of AHP or its subsidiaries (other than Cyanamid or its subsidaries), a Change in Control shall be deemed to have occurred under the Severance Agremeent and, thereafter, the term "Company" and each and every other reference in the Severance Agreement to AHP shall mean Cyanamid. Notwithstanding the foregoing, upon a Cyanamid Change of Control, (x) AHP shall retain the obligation to cause Cyanamid or any successor thereto (in accordance with the terms of Section 6(i) of the Severance Agreement) to assume and perform its obligations under the Severance Agreement, and (y) in the event that Cyanamid or any such successor fails to make payments or provide other benefits to which you are entitled in connection with a termination of employment following a Cyanamid Change of Control as required under the Severance Agreement, AHP shall make such payments and provide such benefits.

         Notwithstanding the foregoing, any references in the Severance Agreement after a Cyanamid Change of Control to benefit plans, programs and arrangements of the "Company" shall be deemed to include those plans in which you participate that are sponsored or maintained by AHP.

                                            AMERICAN HOME PRODUCTS CORPORATION


                                            By /s/ Rene R. Lewin
AGREED to as of even date herewith:         Name:   Rene R. Lewin
                                            Title:   Vice President
/s/ William J. Murray
William J. Murray

AMERICAN CYANAMID COMPANY

By /s/ Louis L. Hoynes, Jr.
Name:  Louis L. Hoynes, Jr.
Title:  Senior Vice President and General Counsel